Exhibit 3.191

FORM BCA 2.10 (rev. Dec. 2003)

ARTICLES OF INCORPORATION

Business Corporation Act

Jessie White, Secretary of State

Department of Business Services

501 S. Second St., Rm. 350

Springfield, Il. 62756

217-782-9522

217-782-6961

www.cyberdriveillinois.com

See Note 1 on back to determine fees.

Filing Fee: $150, Franchise Tax $25.00, Total $175.00, File #6565-792-9, Approved:

Submit in duplicate, Type or Print clearly in black ink, Do not write above this line

1.	Corporate Name:	Veolia ES Wayne County Landfill, Inc.

The Corporate Name must contain the word “Corporation,” “Company,” “Incorporated,” “Limited” or an abbreviation thereof.

2.	Initial Registered Agent:	CT Corporation System
	Initial Registered Office:	208 S. LaSalle Street, Suite 814 Chicago, IL, 60604, Cook County

3.	Purposes for which the Corporation is Organized:
If more space is needed, attach additional sheets of this size.

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor

Common stock	9,000	1,000	$100.00

Total = $100.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

If more space is needed, attach additional sheets of this size.

ITEMS 5, 6 AND 7 ARE OPTIONAL

5. (a) Number of directors constituting the initial board of directors of the corporation:

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, Zip

6. (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $

7. Other Provisions: Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, (e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.).

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated June 27, 2007

Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1 – FEE SCHEDULE:

•	The initial franchise tax is assessed at the rate at 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state. (The minimum initial franchise tax is $25.)

•	The filing fee is $150.

•	The minimum total due (franchise tax+ filing fee) is $175.

Note 2 – Return to:

Veolia ES Solid Waste, Inc.

J. Hansen

125 S. 84th Street, #200

Milwaukee, WI 53214

File Number 6565-792-9

State of Illinois

Office of

The Secretary of State

To all to whom these Presents Shall Come, Greeting: I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 02 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR VEOLIA ES WAYNE COUNTY LANDFILL, INC..

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 2nd day of NOVEMBER A.D. 2012.

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE Secretary of State

DECEMBER 4, 2012            6565-792-9

CT CORPORATION SYSTEM

600 S 2ND ST

SPRINGFIELD, IL 62704

RE ADVANCED DISPOSAL SERVICES WAYNE COUNTY LANDFILL, INC.

DEAR SIR OR MADAM:

ENCLOSED YOU WILL FIND THE ARTICLES OF AMENDMENT FOR THE ABOVE NAMED CORPORATION.

FEES IN THIS CONNECTION HAVE BEEN RECEIVED AND CREDITED.

SINCERELY,

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

CORPORATION DIVISION

TELEPHONE (217) 782-6961

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, Il. 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

File #6565-792-9 Filing Fee: $50 Approved:

Submit in duplicate Type or Print clearly in black ink Do not write above this line

1. Corporate Name (See Note 1 on page 4.): VEOLIA ES WAYNE COUNTY LANDFILL, INC.

2. Manner of Adoption of Amendment:

The following amendment of the Articles of incorporation was adopted on November 20, 2012 in the manner indicated below.

Mark an “X” in one box only.

☐ By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐ By a majority of the board of directors in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the New Corporate Name below. Use Page 2 for all others amendments.

Article I: name of the Corporations: ADVANCED DISPOSAL SERVICES WAYNE COUNTY LANDFILL, INC.

(All changes other than name, include on page 2)

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

N/A

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (if not applicable, insert “No change”):

NO CHANGE

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in amount of paid-in capital is as follows (if not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts.)

NO CHANGE

(b) The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”)

(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) (See Note 6 on page 4.)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

Complete either item 6 or 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated: November 29, 2012 VEOLIA ES WAYNE COUNTY LANDFILL, INC.

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true and correct.

NOTES AND INSTRUCTIONS

1. State the true exact corporate name as it appears on the records of the Office of the Secretary of State BEFORE any amendments herein reported.

2. Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.(§ 10.10)

3. Directors may adopt amendments without shareholder approval in only seven instances, as follows:

a. To remove the names and addresses of directors named in the Articles of Incorporation.

b. To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.

c. To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

d. To spilt the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.

e. To change the corporate name by substituting the word “corporation,” “incorporated,” “company,” “limited” or the abbreviation “corp.,” ‘‘inc.,” “co.,” or “ltd,” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.

f. To reduce the authorized shares of any class pursuant to a cancellation statement filed In accordance with §9.05.

g. To restate the Articles of Incorporation as currently amended.(§10.15)

4. All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two-thirds vote within each class is required).

The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.(§10.20)

5. When shareholder approval Is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment Is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§7.10 & 10.20)

6. In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.